Supplemental Premises Lease Contract

Lessor: Shenzhen Fangdao Technology Co. Ltd. (“Party A”)

Lessee: Oclaro Technology (Shenzhen) Co., Ltd. (“Party B”)

In accordance with Article 23 of the Shenzhen Premises Lease Contract (“the Contract”) made and entered into by and between Party A and Party B on April 21, 2015, the two parties entered into this supplemental agreement (the “Supplemental Agreement”, collectively referred to as “Lease Contract” together with the Contract) through consultations. This supplemental agreement is made as necessary supplement and modification to the Contract. In case of any conflicts or discrepancies between the Contract and the Supplemental Agreement, the Supplemental Agreement shall govern.

Article 1 Leased Premise

(I). The premises to be leased hereunder is located at No. 2 Phoenix Road, Futian Free Trade Zone, Shenzhen, named floor 1 AB1C2D Section, floor 3 and floor 4 of Wanli Industry Building. The number of the leased premises’ ownership certificate is Shen Fang Di Zi No. 3000685477. The copy of the premises’ ownership certificate is attached to this Supplemental Agreement (Appendix 1: 1 page in total).

(II). Both parties confirmed that the total floor area of the premises is 10137.78 square meters (see Appendix 2 for the ichnography of the premises: 3 pages in total).. The parties herein agree that the rental for each floor will be calculated in accordance with the specific area of each floor as follows respectively, and remains unchanged even there is any difference between the ac floor area and the below data.

1.	The floor area of floor 1 AB1C2 D section is 2940.24 square meters;

2.	The floor area of floor 3 is 3598.77 square meters; and

3.	The floor area of the floor 4 is 3598.77 square meters.

Article 2 Term of Lease

The term of lease shall commence on April 21, 2015, and terminate on June 30th, 2019. Within the term, Party B shall maintain the leased area, and may not reduce the leased area or terminate the lease before the expiration of the Contract. The parties herein shall begin their negotiation and consultation with respect to the renewal of the lease before January 1, 2018, and Party B shall submit the notice of such intention to Party A in written form. The renewal conditions will be negotiated by the parties, and Party B shall have the priority to rent the premises under equal terms and conditions.

Article 3 Rental

The parties herein agree to set the rental rate as follows:

1.	From April 21, 2015 to May 31, 2015, Party B shall pay to Party A the monthly rental in amount of RMB 32.18 per square meter calculated by floor area;

2.	From June 1st, 2015 to May 31st, 2016, Party B shall pay to Party A the monthly rental in amount of RMB 34.76 per square meter calculated by floor area;

3.	From June 1st, 2016 to May 31st, 2017, Party B shall pay to Party A the monthly rental in amount of RMB 53 per square meter calculated by floor area;

4.	From June 1st, 2017 to May 31, 2018, Party B shall pay to Party A the monthly rental in amount of RMB 56.18 per square meter calculated by floor area;

5.	From June 1st, 2018 to June 30th, 2019, Party B shall pay to Party A the monthly rental in amount of RMB 59.55 per square meter calculated by floor area.

The floor area of each floor shall be settled pursuant to Article 1 of this Supplementary Agreement.

第1条	租金及租赁保证金支付

Article 4 Payment of Rental and Lease Deposit

(I)Payment of Rental. Within the term of the lease, Party B shall pay the rental to Party A by the 10th day of each calendar month, failing which Party B shall pay Party A overdue fine equal to 0.21% of the defaulted rental per day of delay. The overdue fine shall be calculated according to the defaulted monthly rental from the date it should be paid until the date it is actually paid.

Party A shall provide tax invoice to Party B. Party A shall provide invoice to Party B a week before the date when Party B shall pay the monthly rental, and shall serve the invoice to Party B in the manner and to the place provided in Article 18 of this Supplemental Agreement or to B’s financial office in Shenzhen, and signed and received by Party B. Otherwise, Party B is entitled to delay the payment of rental.

(II)Lease deposit. From April 21st, 2015 to December 31st 2015, the lease deposit is RMB 500,000.00 (RMB five hundred thousand), which has been already paid by Party B to Party A. From January 1st, 2016, the lease deposit is RMB 1,074,604.68 (RMB one million seventy-four thousand six hundred and four point sixty-eight cents), which shall be paid by Party B to Party A before January 1st, 2016, paying the difference between RMB 500,000.00 (RMB five hundred thousand) in an amount of RMB 574,604.68 (five hundred and seventy-four thousand six hundred and four point sixty-eight cents), on the basis of the. Party A shall issue the receipt to Party B upon receiving the lease deposit.

(III) Party B shall transfer rental and lease deposit to Party A’s bank account below. In case of any change of Party A’s bank account information, Party A shall notify Party B in written form, or Party A shall be on its own responsibility for the delay of rental payment or other losses hereby suffered.

Bank: Shenzhen central area sub-branch, China Everbright Bank
Account Owner: Shenzhen Fangdao Technology Co. Ltd.
Bank Account: 78170188000066388

Article 5 Delivery

The parties shall confirm that they have gone through the delivery formalities on April 21st, 2015, the starting date of lease, and Party B shall confirm that the premises are in good condition for use on that date. Within the term of the lease, Party A shall bear the liability for any injury caused to a third party or parties due to the quality problem of the premises, and the risk of damage or loss due to force majeure or accidents, or.

Article 6 Real Estate Management of the Premises

(I) The parties hereby agree that, within the term of the lease, Party B (including the real estate management company that Party B may choose) shall be responsible for the management and service of the premises ( whose ownership certificate numbers are Shenzhen Fang Di Zi No. 3000685477 and Shenzhen Fang Di Zi No. 3000684436. If Party B chooses to consign such management to a real estate management company, Party B has full freedom to choose a company, provided that Party B ensures the chosen company will abide by provisions of such service, maintenance, repair, and replacement in this Supplemental Agreement.

(II) Within the term of the lease, fees for parking at the leased premises are included in the rental. Party B shall distribute parking place to all lessees in Wanli Industry Building for free use and may reasonably add more if there is necessity.

(III) Within the term of the lease, the real estate management fee and any other fees payable by II-VI Technology (Shenzhen) Ltd (“II-VI”) shall be determined by II-VI and Party B through negotiation, and it has not relation to Party A. The real estate management fee payable by Hong Kong Kangsheng Co. Ltd Shenzhen Office (“Kangsheng”) is determined pursuant to the Service Agreement (Appendix 3, 2 pages in total) made by Party A and Party B in July 2014.

(IV) Within the term of the lease, Party A and Party B shall sign a real estate management service agreement with respect to actual leased and used area, except the area (not including floor 2) leased by Party B, II-VI, and Kangsheng, and agree as follows:

1.
Standard of Real Estate Management Fee. Depending on the services selected by Party B, the service fees will be paid according to attached list of real estate management fees (Appendix 4, 1 page in total), by the actual leased and used floor area each month, and Party B shall provide service according to the items selected.

Note: Service items include compulsory items and optional items. Party A shall determine its choice of service items before use, and list those items into real estate management service agreement entered into by the two parties.

2.
Payment of Real Estate Management Fee. Party A shall pay the monthly real estate management fee of current month and the fees and charges of water and electricity of last month by the 20th day each calendar month. Before such payment, Party B shall provide invoice of real estate management fee, receipt of fees and charges of water and electricity, and detailed use list of water and electricity. In case of Party B’s failure of such, Party A has the right to postpone the payment of such fees and charges.

3.
Party A shall transfer real estate management fee, water charge, electricity charge, and any other fees or charges to Party B’s bank account below. Party B shall notify Party A of its change of bank account in written form, or Party B shall be on its own responsibility for the losses hereby suffered.

Bank: Shenzhen Science and Technology Park Sub-Branch, Agricultural Bank of China
Account Owner: Oclaro Technology (Shenzhen) Ltd.
Bank Account: 4100 3200 0400 1033 5

Article 7 Guaranteed Condition of Use

Party B shall confirm that the use condition of water, electricity, telephone and internet has meet the requirements of party B's use of the premises on the lease commencement date. During the use of the premises, in respect of party B application to relevant departments for the installation of water and electricity facilities, telephone and Internet, Party A shall assist party B and according to Party B’s requirement to go through the application formalities to relevant authorities so as to ensure the condition of the premises is in compliance with the use requirements of party B. Fees and expenses, resulting from the installation, if possible, should be directly paid by Party B to the relevant charging authorities. Where Party B cannot pay directly, Party A shall pay on behalf of Party B after Party B has made such payment to Party A.

Article 8 Taxes

1.	Each Party shall pay its taxes incurred from the performance of the lease contract according to the applicable laws and regulations.

2.	During the lease term, payment of house property taxes and the land use taxes incurred on the premises shall be borne solely by Party A.

Article 9 Decoration and Addition of Ancillary Facilities and Equipment

1.
During the lease term, Party B has the right to acquire and install ancillary facilities and equipment needed for production and make necessary decoration, including but not limited to creating indoor compartments and installing, adding, dismantling and modifying equipment, facilities, circuits, hanging objects, symbols, signs, etc. Party B shall submit the plan for any decoration or addition of ancillary facilities and equipment (in clouding the construction drawing and list of addition) in written form to Party A for documentation. After receiving the written consents of Party A, Party B may commence the construction. All risks and liabilities shall be borne by Party B during the decoration. Party B may not damage or change the main structure of the premises, the facilities, equipment and related ancillary facilities owned by Party A. During the term of this Supplemental Contract, Party A may not compensate any decoration expenses when Party B terminates this contract in advance or this contract expires.

2.
Addition and decoration under paragraph 1 of this Article shall automatically be regarded as the property of Party B. Party A shall not charge Party B any additional fees and rental in respect of such addition and decoration.

3.
Unless Party B’s activities under paragraph 1 of this article violate the prohibitive provisions of laws and regulations, such activities shall be considered as normal use of the premises and internal facilities in accordance with the lease contract, and Party A shall not impose any limitation or intervention.

Article 10 Repair of the Premises

(I) Party A shall ensure that the safety of the main structure of the premises complies with the relevant laws and regulations, and shall be responsible for repair and expense thereof for the wear and tear of the main structure of the premises.

1.
During the lease term, Party A shall be responsible for the repair, maintenance and replacement of the main structure of the premises, falling off of external wall tiles, water seepage of the external walls (except for the second floor), and shall be liable for all the expense thereof, provided that such problems are caused by Party B.

2.
During the lease term, where the main structure of the premises needs to be repaired, Party A shall carry out the repair within 48 hours after the receipt of Party B’s written notice. In case of Party A’s failure to repair within the said time period, Party B has the right to repair on its own or entrust a third party with such repair, and expenses involved shall be covered by Party A, which may be deducted from the rental to be paid to Party A by Party B.

(II) As a party providing property service, Party B shall be responsible for the repair and maintenance of facilities of lightning protection, firefighting, air conditioning, elevators, water supply, power supply, internet network and related ancillary facilities and equipment within the scope of property service of the premises and the relevant expenses. Party B’s repair responsibilities do not include the damage to or loss incurred from the premises and its facilities due to force majeure or contingency.

(III) Where Party B is responsible for any repair and maintenance of facilities and equipment, and normal use cannot be achieved through such repair and maintenance (Party B shall give a written notice to Party A in advance), Party B shall carry out replacement and bear the relevant expenses. Such replacement shall be owned by Party A, not including the facilities or equipment that can be removed by Party B as prescribed in Article 16 (2). When air condition hosts and elevator hosts cannot be repaired or maintained for normal use, a legal appraisal institution should be hired to determine the responsible party. If such situation is caused by Party B’s improper operation and management, Party B shall bear the expenses of replacement and appraisal. The replaced air condition hosts and elevator hosts shall be owned to Party A. If such situation occurs due to wear and tear, Party A shall bear the appraisal expense, and Party B shall pay for the replacement. The replaced air condition hosts and elevator hosts shall be regarded as Party B’s assets, which can be removed by Party B after the expiration of the lease. If Party A intents to purchase such hosts then, the both parties shall negotiate otherwise.

(IV) During the lease term, where Party A is responsible for any repair and maintenance, Party A shall carry out the repair, maintenance, and replacement within the time period under this Article after the receipt of Party B’s written notice. If Party A believes such situation is beyond its scope of repair and maintenance, it shall notify Party B in writing within 24 hours after receiving the notice from Party B. If Party A fails to give a notice, and fails to repair and maintain, Party B may repair and maintain on its own, and a legal appraisal institution should be hired to determine the responsible party. The repair and maintenance costs, appraisal costs thereof and losses caused to Party B shall be borne by the responsible party.

Article 11 Logos and Signs

1.
Subject to relevant laws and regulations, with a written consent of Party A, Party B may place Party B’s logos and signs for free on the designated areas and external walls of the premises for promotion or exhibition. Party B may also use the affiliated sites of the premises for free (including but not limited to parking lot and/or roof terrace), for purposes including but not limited advertising, exhibition, operation or otherwise.

2.
If license for installing signboard is required in accordance with relevant laws and regulations, Party A shall assist Party B to obtain the license for installing the signboard from the relevant government departments.

3.
When placing logos or signs on external walls of premises, Party A or any other lessees shall notify Party B when they intend to place logos or signs on external walls of premises and obtain Party B’s consent, provided that such logos and signs shall not impair the image of the premises.

Article 12 Sublease

During the lease term, with a written consent of Party A, Party B may register such written consent at the Housing Lease Management Office, provided that sublease period shall not exceed the term of this Supplemental Contract. Party A may not deliberately refuse to give written consent.

Party B and II-VI may negotiate for mutual sublease subject to business needs without Party A's written consent, provided that details of such shall be notified to Party A in writing.

Article 13 Disposal of the Premises

1.
Party A confirms that any sale or transfer of the premises intended by Party A to any third party or parties, or otherwise disposal of all or part of the ownership of the premises to any third party or parties, shall notify Party B i, and the evidence of conditions of purchase given by the third party shall be shown to Party B. Party B has preemptive right to purchase the premises under equal terms and conditions. If Party B exercises such right, a written notice should be given to Party A within 25 days after receiving Party A's notice. If overdue, it shall be considered as abandon of the preemptive right.

2.
If Party B abandons preemptive right, then a written guarantee that the buyer or the assignee continue to perform all obligations and responsibilities under the Lease Contract shall be submitted by Party A to Party B before the sale or transfer of the premises. If Party A violates this commitment, Party A shall return the deposit paid by Party B to Party A according to Article 4, and pay the same amount to Party B as compensation. Party B has the right to directly deduct the aforesaid deposit from the rental payable to Party A, the buyer, or the assignee. Party A shall bear other losses of Party B arising from such breach of commitment.

3.
Party A confirms that a mortgage is set up on the premises and its land use right before and on the signing date of the lease contract, and that the mortgage, of which the registration number is 2D13013379, expires on June 14, 2016. Party A shall guarantee that, when Party A needs to mortgage the premises to a new mortgagee after this mortgage expires, it shall notify Party B in written form. And Party A shall inform the mortgagee of the lease contract, and that the new mortgagee under no circumstances shall interfere with Party B’s possession, control, and use of the premises during the term of the lease. If Party A fails to notify Party B of the premises’ mortgage to a new mortgagee, Party A shall bear losses of Party B arising from such situation, if any.

Article 14 Statement and Guarantee

(I)	Statement and Guarantee of Party A

1.
Party A is entitled to visit the premises once a month with the company of Party B’s personnel throughout the whole visit (no more than 2 hours at a time) after notifying Party B in advance, and shall not affect the normal production and operation of Party B. Apart from this visit, Party A or any personnel assigned by Party A shall not enter the premises unless with the consent of Party A, but Party B shall ensure the legitimate usage of the premises and no losses to Party A shall be caused therefrom. For the purpose of protecting the business secret of Party B, Party A shall not take pictures or record video during visit. Provided that Party A has any question about the conditions and usage of the premises, Party A shall communicate with Party B as soon as possible for a solution, and confirm the result of visit and the solution approved by both parties in writing.

2.
During the lease Term, Party A shall ensure that no hazardous and harmful substance or pollutant shall be generated, no noise above 80 decibels shall be produced (except for decoration) by other lessees (except for the second floor), and no items stalled shall exceed the load-bearing of the building to cause potential safety hazard, and that no other lease shall affect the normal operation of Party B.

Party A and other lessees shall handle general waste, construction waste, and hazardous waste (including chemicals and biohazard, inflammable, explosive and radioactive waste, and other waste), which needs special disposal by themselves in accordance with relevant laws and regulations.

3.	Party A shall ensure that the main structure of the premises meets the actual use demand of Party B during the lease term.

4.	Both parties shall register the lease contract at local Housing Lease Management Office for record within 15 days of execution.

5.	Party A shall pay taxes and fees of the tenancy according to relevant laws and regulations.

6.
During the lease Term, Party B shall aggregate and report the equipment and facilities bought in the past year to Party A on January 15th each calendar year. Party A shall not deliberately refuse Party B to place the equipment and facilities bought in the premises without due cause.

7.	Party A promises that all new lessees are for the non-productive industrial purposes only (subject to business scope in the industrial and commercial registration).

Provided that Party A violates any statement and guarantee aforesaid, or makes any misrepresentation, which caused the premises to be no longer used by Party B or frustrate the purpose of conclusion of rental contract, Party B is entitled to notify Party A to make corrections within 30 days in writing. If Party A fails to do so within aforesaid time period, Party B is entitled to rescind contract unilaterally, and Party A shall refund all lease deposit to Party B and compensate an equal amount.

(II)	Statement and Guarantee of Party B

1.
Party B shall guarantee the usage of the premises is compliance with relevant laws and regulations, and that the potential pollution and noise in the usage of the premises is compliance with the relevant environmental regulations.

2.
Party B shall store documents and other legal items as required by relevant laws and regulations, and avoid the administrative punishment of government sectors (including but not limited to security, labor, health, environmental protection, tax administration, industry and commerce, etc.).

3.
Party B shall guarantee to dispose garbage and waste (including hazardous chemicals and biohazard, inflammable, explosive, and radioactive waste and other waste which needs special disposal) in accordance with the relevant laws and regulations.

4.
Party B shall agree and guarantee that the equipment and facilities which have been bought, installed, and placed in the premises from the commencement of the lease will not destroy, alter, or affect the main structure of the premises.

5.
Party B shall guarantee the reasonable use of the premises, assume the responsibilities for maintenance, repair and replacement of the premises within its remits in time, and promptly notify Party A the damage of the premises and prevent further damage.

If Party B violates the conditions aforesaid, which causes Party A unable to continue to rent the premises or frustrate the purpose of concluding contract and suffer administrative punishment from competent administrative department or property damages, Party A is entitled to notify Party B in writing for rectification within 30 days. If Party B fails to make rectification within time period aforesaid, Party A is entitled to unilaterally rescind lease without refunding the deposit.

Article15 Termination of the Lease Contract

During the lease term, in case of the force majeure or contingency which result in the impossibility of performance of the lease contract, the incompetent party shall promptly notify the other party of the force majeure in writing and terminate this contract without bearing liability for breach of contract.

1.
Party B is entitled to notify Party A to rectify relevant conducts in writing within 15 days under any of the following circumstances. If Party A fails to make rectification within time period aforesaid, Party B is entitled to terminate lease unilaterally.

(1) Party A breaches provisions of the Lease Contract and fails to assume the duties of repair or pay the repair expenses, causing Party B unable to continue to use premises or frustrate the purpose of concluding the Lease Contract.

(2) Party A reconstructs, expands, or decorates the premises (except for the seventh floor of the Wanli building) without the consent of Party B or the permission of relevant departments.

When Party B unilaterally terminates the Lease Contract according to circumstances above, Party A shall refund all lease deposit and compensate an equal amount. If Party B decides not to terminate the Lease Contract, Party A shall compensate Party B for all damages caused therefrom and penalty equal to deposit (whichever is larger).

2.
Party A is entitled to notify Party B to rectify relevant conducts in writing within 15 days under any of the following circumstances. If Party B fails to make rectification within time period aforesaid, Party A is entitled to terminate the Lease Contract unilaterally:

(1)Where Party B conducts illegal activities in the premises;

(2)Where Party B engages in production and operation activities which contaminate the environment and pose potential safety hazard on the premises.

(3)Where Party B violates provisions of the Lease Contract and fails to assume the duties of repair or pay the repair expenses, causing Party A unable to continue to rent out the premises or frustrate the purpose of concluding lease contract.

(4)Where Party B adds facilities or decorates without written consent of Party A, causing main structure of the premises, original facilities and relevant ancillary facilities suffer from destruction, alteration, damage, and loss.

If Party A unilaterally terminates the Lease Contract according to circumstances above, Party A shall not refund lease deposit to Party B. When Party A decides not to terminate the lease, Party B shall compensate Party A for all damages caused therefrom and penalty equal to deposit (whichever is larger).

Article16 Return of the premises

1.
Upon the expiration or termination of the Lease Contract, Party B shall return the premises within 20 working days after the expiration or the termination (“vacating period”). During vacating period, Party B may not need to pay the rental to Party A.

2.
Upon expiration or termination of the contract, Party B may remove the removable equipment and facilities reconstructed and installed by Party B under the condition of not impairing the structure and overall integrity of the building within the period prescribed in the first paragraph of Article 16. But Party B shall not remove equipment and facilities prescribed in Appendix 1 of Framework Agreement on the Transfer and Leaseback of Industrial Buildings (“Framework Agreement”) (Appendix 5: 4 pages in total) signed by Party A and Party B on May 15th, 2012, and Party B assumes no responsibility to restore the premises to the original condition. If Party B deems that the remaining value of installed equipment and facilities is not sufficient to pay all costs incurred in the removal of such equipment and facilities, it may negotiate with Party A. If Party A chooses to purchase the equipment and facilities, it can purchase such based on the contract price at the time of purchase with the consideration of depreciation life.

3.
In respect of any damages caused by storm, lightning, flood, earthquake, riot, war, natural disaster, or any other force majeure, normal aging, and wear and tear through normal use by Party B, Party B shall assume no liability.

Article 17 Breach of Contract

The Contract and Supplementary Agreement shall be effective upon the executive of Party A and Party B. Where Party A fails to perform the Contract and Supplementary Agreement, it shall pay double the lease deposit specified in Article 4. Where Party B fails to perform this Contract and Supplementary Agreement, Party A is entitled to retain the lease deposit specified in Article 4.

Besides complying with the provisions on breach of contract specified in the Lease Contract, when any party violates terms and conditions of this Contract and causes damage to the other party therefore, the breaching party shall compensate the other party for all the losses caused, including the loss resulting from reliance of this Contract.

Article 18 Notice and Delivery

Any document between two parties shall be in writing. Besides direct delivery, all documents shall be delivered by mail to the addresses below. In case of any address change of any party without notifying the other party, delivering to the original address shall be regarded as fulfillment of duty of notice.

To Party A:

Addressee: Shenzhen Fangdao Technology Co., Ltd
Address: Room 266, Floor 2 East, Building 211, Chegong Temple Tairan Industry Park,
Futian District, Shenzhen City, Guangdong Province
Postal Code: 518000

To Party B:

Addressee: General Manager of Oclaro Technology (Shenzhen) Co., Ltd.
Address: Phoenix Road 2, Futian Free Trade Zone, Shenzhen, Guangdong Province
Postal Code: 518000

Article 19 Modification on Previous Agreement and Lease Contract

1.
The Lease Contract constitutes a complete agreement for lease, and it will replace all the oral or written agreements, contracts, supplement agreements, and commitment concerning lease made by and between two parties previously (not including the Framework Agreement and the Service Agreement on property management service fee of Kangsheng Company signed in July of 2014 between the two parties hereto).

2.	Any modification and supplement of the Lease Contract shall be made in writing and become effective upon the signing and sealing by the authorized representatives of both parties.

Article 20 Miscellaneous

(I)
This Lease Contract shall be governed by the laws of PRC. Any dispute arising out of or in connection with the Lease Contract shall be settled through friendly negotiation, failing which, any party has the right to submit such dispute to Shenzhen International Arbitration Committee under the rules of arbitration thereof. The arbitration award is final and conclusive, and is binding upon both parties.

(II)
This Lease Contract shall be effective upon the signature of the two parties hereto, and two parties shall register at competent authorities for record within 15 (fifteen) days of the execution of the Lease Contract.

(III)
This Lease Contract is executed in quadruplicates, with Party A and Party B holding one copy respectively and the contract registration authority holding one copy, so as the relevant offices, which are equally authentic.

(IV)	All the titles of this Contract are made for convenient reading, and can be neglected in interpreting.

(V)	If any conflicts between this Contract and the Supplemental Agreement, the Supplemental Agreement shall prevail.

(VI)	Place of Signing: Shenzhen

Lessor (Party A):
Representative: /s/ Peng Wushang
Signing Date: April 21, 2015

Lessee (Party B):
Representative: /s/ Nicholas James Gronow
Signing Date: April 21, 2015